As filed with the Securities and Exchange Commission on August 23, 1996

                                            Registration No.
                           --------
- --------------------------------------------------------------

              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
                       ----------------

                           FORM S-3

                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
                       ----------------

               RESOURCE MORTGAGE CAPITAL, INC.
    (Exact name of registrant as specified in its charter)

       VIRGINIA                                   52-1549373
   (State or other                                   (IRS
     jurisdiction                                  Employer
 of incorporation or                             Identification
    organization)                                    No.)

                        4880 Cox Road
                  Glen Allen, Virginia 23060
                        (804) 967-5800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       Thomas H. Potts
                          President
               Resource Mortgage Capital, Inc.
                        4880 Cox Road
                  Glen Allen, Virginia 23060
                        (804) 967-5800
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                           Copy to:

                     Elizabeth R. Hughes,
                             Esq.
                     Venable, Baetjer and
                          Howard, LLP
                    1800 Mercantile Bank &
                          Trust Bldg.
                        2 Hopkins Plaza
                      Baltimore, Maryland
                             21201
                        (410) 244-7400
                       ----------------

   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
Box: [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

   If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



Information contained in this Registration Statement is subject to completion or amendment. Securities herein may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Registration Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                       ----------------

               CALCULATION OF REGISTRATION FEE

- ---------------------=========-==========-----------===========--
                                Proposed   Proposed
                                Maximum    Maximum
Title of Securities  Amount    Offering   Aggregate  Amount of
                       Being     Price     Offering
Being Registered (1) Registered Per Share  Price (2)  Registration
                                                      Fee (3)
                                                               --
- ----------------------------------------------------------------
PRIMARY OFFERING:
   Common Stock
($.01 par value);
   Preferred Stock
(no par value);
   Debt Securities;
   Warrants to
Purchase Common
Stock;
   Warrants to
Purchase Preferred
Stock;
   Warrants to          (4)       (4)     $450,000,000  $155,172
Purchase Debt
Securities...........
====================-====================-----------===========--

  (1) This Registration Statement also covers contracts which may be issued by the Registrant under which the party purchasing such contracts may be required to purchase Debt Securities or shares of Preferred Stock. Such contracts would be issued together with the specific Securities to which they relate. In addition, any other Securities registered hereunder either may be sold separately or as units comprised of more than one type of Securities registered hereunder.

  (2) The maximum offering price of all Securities will not exceed $450,000,000.

  (3) Estimated solely for purposes of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

  (4) Not applicable  pursuant to Form S-3  Instruction  II.D.
      under the Securities Act of 1993.
                         -----------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

              Subject to Completion, dated August 23, 1996
   PROSPECTUS

[GRAPHIC OMITTED]
              Resource Mortgage Capital, Inc.

      Common Stock, Preferred Stock, Debt Securities
        Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock and Warrants to
                            Purchase Debt Securities

                            ----------------

   Resource Mortgage Capital, Inc., a Virginia corporation (the "Company"), directly or through agents, dealers or underwriters designated from time to time, may issue and sell from time to time one or more of the following types of its securities (the "Securities"): (i) shares of its common stock, par value $0.01 per share ("Common Stock"); (ii) shares of its preferred stock, no par value, in one or more series ("Preferred Stock"); (iii) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, "Debt Securities" and, as appropriate, "Senior Debt Securities" or "Subordinated Debt Securities"); (iv) warrants to purchase shares of Common Stock ("Common Stock Warrants"); (v) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); (vi) warrants to purchase debt securities ("Debt Warrants"); and (vii) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing types of Securities. The Securities offered pursuant to this Prospectus may be issued in one or more series, in amounts, at prices and on terms to be determined at the time of the offering of each such series. The Securities offered by the Company pursuant to this Prospectus will be limited to $450,000,000 aggregate initial public offering price, including the exercise price of any Common Stock Warrants, Preferred Stock Warrants and Debt Warrants (collectively, "Securities Warrants").

   The specific terms of each offering of Securities in respect of which this Prospectus is being delivered are set forth in an accompanying Prospectus Supplement (each, a "Prospectus Supplement") relating to such offering of Securities. Such specific terms include, without limitation, to the extent applicable the following: (1) in the case of any series of Preferred Stock, the specific designations, rights, preferences, privileges and restrictions of such series of Preferred Stock, including the dividend rate or rates or the method for calculating same, dividend payment dates, voting rights, liquidation preferences, and any conversion, exchange, redemption or sinking fund provisions; (2) in the case of any series of Debt Securities, the specific designations, rights and restrictions of such series of Debt Securities, including without limitation whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities, the currency in which such Debt Securities are denominated and payable, the aggregate principal amount, stated maturity, method of calculating and dates for payment of interest and premium, if any, and any conversion, exchange, redemption or sinking fund provisions;
(3) in the case of the Securities Warrants, the Debt Securities, Preferred Stock or Common Stock, as applicable, for which each such warrant is exercisable, and the exercise price, duration, detachability and call provisions of each such warrant; and (4) in the case of any offering of Securities, to the extent applicable, the initial public offering price or prices, listing on any securities exchange, certain federal income tax consequences and the agents, dealers or underwriters, if any, participating in the offering and sale of the Securities. If so specified in the applicable Prospectus Supplement, any series of Securities may be issued in whole or in part in the form of one or more temporary or permanent Global Securities, as defined herein.
                            ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                           NOR HAS THE SECURITIES AND
          EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
         REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ----------------
   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
        ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.
                            ----------------

   The Company may sell all or a portion of any offering of its Securities through agents, to or through underwriters or dealers, or directly to other purchasers. See "Plan Distribution." The related Prospectus Supplement for each offering of Securities sets forth the name of any agents, underwriters or dealers involved in the sale of such Securities and any applicable fee, commission, discount or indemnification arrangement with any such party. See "Use of Proceeds."

   This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement. The delivery in any jurisdiction of this Prospectus together with a Prospectus Supplement relating to specific Securities shall not constitute an offer in such jurisdiction of any other Securities covered by this Prospectus but not described in such Prospectus Supplement.

                            ----------------

The date of this Prospectus is          , 1996

- --------------------------------------------------------------------------

- --------------------------------------------------------------------------
                                    18
                                    2

   NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY DISTRIBUTION OF SECURITIES BEING OFFERED PURSUANT TO THIS PROSPECTUS AND AN ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ------------------------

                              AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following regional offices: Chicago Regional Office, Room 3190, 230 South Dearborn Street, Chicago, Illinois 60604; and New York Regional Office, Room 1400, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, NW, Judiciary Plaza, Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning the Company may also be inspected at the offices of such Exchange at 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company at http://www.sec.gov.

   The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Company are incorporated in this Prospectus by reference: Annual Report on Form 10-K for the year ended December 31, 1995; Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act, including any amendment or report filed to update the description.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of all Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

   The Company will furnish without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any and all of the documents described above under "Incorporation of Certain Documents by Reference", other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Written requests should be directed to: Resource Mortgage Capital, Inc., 4880 Cox Road, Glen Allen, Virginia, 23060, Attention: Investor Relations, Telephone: (804) 967-5800.

                                   THE COMPANY

   Resource Mortgage Capital, Inc. (the "Company") is a mortgage and consumer finance company which uses its production operations to create investments for its portfolio. Currently, the Company's primary production operations include the origination of loans secured by manufactured housing and the origination of mortgage loans secured by multi-family properties. Through its inception in 1987 through May 13, 1996, the Company's principal production operations included the purchase or origination of single-family loans. The Company sold such operations on May 13, 1996 to Dominion Mortgage Services, Inc., a wholly-owned subsidiary of Dominion Resources, Inc. (NYSE: D).

    The Company will generally securitize loans funded as collateral for collateralized mortgage obligations ("CMOs") or mortgage-backed securities to limit its credit risk and provide long-term financing for its portfolio. The majority of the Company's current investment portfolio is comprised of loans or securities that have coupon rates which adjust over time (subject to certain limitations) in conjunction with changes in short-term interest rates. The Company intends to expand its production sources in the future to include other financial products, such as commercial mortgage loans.

   The Company's principle sources of earnings are net interest income on its investment portfolio and loans in warehouse. The Company's investment portfolio consists principally of adjustable-rate mortgage ("ARM") securities and collateral for CMOs. The Company funds its production and its portfolio investments with both borrowings and cash raised from the issuance of equity capital. For the portion of loans in warehouse and portfolio investments funded with borrowings, the Company generates net interest income to the extent that there is a positive spread between the yield on the earning assets and the cost of borrowed funds. For that portion of the balance sheet that is funded with equity capital, net interest income is primarily a function of the yield generated from the interest earning asset. The cost of the Company's borrowings may be increased or decreased by interest rate swap, cap, or floor agreements.

   Generally, during a period of rising interest rates, the Company's net interest spread earned on its investment portfolio will decrease. The decrease of the net interest spread results from (i) the lag in resets of the ARM loans underlying the ARM securities and collateral for CMOs and (ii) the fact that the resets on the ARM loans are limited to generally 1% every six months, while the associated borrowings have no such limitation. As interest rates stabilize and the ARM loans reset, the net interest margin may be restored to its former level as the yields on the ARM loans adjust to market conditions. Conversely, net interest margin may increase following a fall in short-term interest rates; this increase may be temporary as the yields on the ARM loans adjust to the new market conditions after a lag period. In each case, however, the Company expects that the increase or decrease in the net interest spread due to changes in the short-term interest rates is temporary. The net interest spread may also be increased or decreased by the cost or proceeds of the interest rate swap, cap or floor agreements.

   The Company seeks to generate growth in earnings and dividends per share in a variety of ways, including (i) adding investments to its portfolio when opportunities in the market are favorable, (ii) developing production capabilities to originate and acquire financial assets in order to create investments for the portfolio at a lower effective cost then if such assets were purchased and (iii) increasing the efficiency with which the Company utilizes its equity capital over time.

   The Company elects to be taxed as a real estate investment trust (a "REIT") and, as a result, is required to distribute substantially all of its earnings annually to its shareholders. In order to grow its equity base, the Company may issue additional preferred or common stock. Management strives to issue such additional shares when it believes existing shareholders are likely to benefit from such offerings through higher earnings and dividends per share than as compared to the level of earnings and dividends the Company would likely generate without such offerings.

                                Other Information

   The Company, and its qualified REIT subsidiaries, have elected to be treated as a REIT for federal income tax purposes. A REIT must distribute annually substantially all of its income to shareholders. The Company and its qualified REIT subsidiaries (collectively, "Resource REIT") generally will not be subject to federal income tax to the extent that certain REIT qualifications are met. Certain other affiliated entities which are consolidated with the Company for financial reporting purposes, are not consolidated for federal income tax purposes because such entities are not qualified REIT subsidiaries. All taxable income of these affiliated entities are subject to federal and state income taxes, where applicable. See "Federal Income Tax Considerations."

   The principal executive office of the Company is located at 4880 Cox Road, Glen Allen, Virginia 23060, telephone number (804) 967-5800.

                                 USE OF PROCEEDS

   Unless otherwise specified in the applicable Prospectus Supplement for any offering of Securities, the net proceeds from the sale of Securities offered by the Company will be available for the general corporate purposes of the Company. These general corporate purposes may include, without limitation, repayment of maturing obligations, redemption of outstanding indebtedness, financing future acquisitions (including acquisitions of loans and other related products), capital expenditures and working capital. Pending any such uses, the Company may invest the net proceeds from the sale of any Securities or may use them to reduce short-term indebtedness. If the Company intends to use the net proceeds from a sale of Securities to finance a significant acquisition, the related Prospectus Supplements will describe the material terms of such acquisition.

   If Debt Securities are issued to one or more persons in exchange for the Company's outstanding debt securities, the accompanying Prospectus Supplement related to such offering of Debt Securities will set forth the aggregate principal amount of the outstanding debt securities which the Company will receive in such exchange and which will cease to be outstanding, the residual cash payment, if any, which the Company may receive from such persons or which such persons may receive from the Company, as appropriate, the dates from which the Company will pay interest accrued on the outstanding debt securities to be exchanged for the offered Debt Securities and an estimate of the Company's expenses in respect of such offering of the Debt Securities.

               RATIO OF AVAILABLE EARNINGS TO FIXED CHARGES

     The following  table sets forth the historical  ratios of earnings to fixed charges of the Company for the periods indicated:
                        Six
                       months
                       ended
                       June 30,      Year ended December 31,

                         1996    1995   1994   1993   1992   1991
                      ------------------------------------------
Ratio of earnings to   1.53:1  1.26:1  1.35:1 1.69:1 1.80:1 1.69:1
fixed charges (1)

     (1) For purposes of computing the ratios, "earnings" consist of net income, before income taxes, plus interest and debt expense and excludes fixed charges related to CMOs issued by the Company which are nonrecourse to the Company. This sum is divided by fixed charges, which consists of total interest and debt expense, to determine the ratio of available earnings to fixed charges.

                            DESCRIPTION OF SECURITIES

   The following is a brief description of the material terms of the Company's securities which may be offered under this prospectus. This description does not purport to be complete and is subject in all respects to applicable Virginia law and to the provisions of the Company's Articles of Incorporation and Bylaws, copies of which are on file with the Commission as described under "Available Information" and are incorporated by reference herein.

                                     General

   The Company may offer under this Prospectus one or more of the following categories of its Securities: (i) shares of its Common Stock, par value $0.01 per share; (ii) shares of its Preferred Stock, no par value, in one or more series; (iii) Debt Securities, in one or more series, any series of which may be either Senior Debt Securities or Subordinated Debt Securities; (iv) Common Stock Warrants; (v) Preferred Stock Warrants; (vi) Debt Warrants; and (vii) any combination of the foregoing, either individually or as units consisting of one or more of the types of Securities described in clauses (i) through (vi). The terms of any specific offering of Securities, including the terms of any units offered, will be set forth in a Prospectus Supplement relating to such offering.

   The Company's authorized equity capitalization consists of 50 million shares of Common Stock, par value $0.01 per share and 50 million shares of Preferred Stock, no par amount. Neither the holders of the Common Stock nor of any Preferred Stock, now or hereafter authorized, will be entitled to any preemptive or other subscription rights. The Common Stock is listed on the New York Stock Exchange. The Company intends to list any additional shares of its Common Stock which are issued and sold hereunder. The Company may list any series of its Preferred Stock which are offered and sold hereunder, as described in the Prospectus Supplement relating to such series of Preferred Stock.

                                  Common Stock

   As of July 31, 1996, there were 20,553,943 outstanding shares of Common Stock held by 3,530 holders of record. Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. Dividends on any outstanding shares of preferred stock must be paid in full before payment of any dividends on the Common Stock. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in assets available for distribution after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding.

   Holders of Common Stock are entitled to one vote per share with respect to all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the voting rights (if any) of any series of preferred stock that may be outstanding from time to time. The Company's Articles of
Incorporation and Bylaws contain no restrictions on the repurchase by the Company of shares of the Common Stock. All the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

                                 Preferred Stock

   As of July 31, 1996, there were 1,552,500 outstanding shares of Series A Cumulative Convertible Preferred Stock, and 2,196,824 shares of Series B Cumulative Convertible Preferred Stock (together, the Preferred Stock). Holders of shares of the Series A and Series B Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Company, out of funds of the Company legally available for payment thereof, cumulative cash dividends payable in an amount per share equal to the greater of (i) $0.585 per quarter or (ii) the cash dividends for such quarter declared on a number of shares of the Company's Common Stock equal to the number of shares of Common Stock (or portion thereof) into which a share of Preferred Stock is convertible. Dividends will be cumulative, and unpaid accumulated dividends will not bear interest.

   The Board of Directors is authorized to designate with respect to each series of Preferred Stock the number of shares in each such series, the dividend rates and dates of payment, voluntary and involuntary liquidation preferences, redemption prices, whether or not dividends shall be cumulative and, if cumulative, the date or dates from which the same shall be cumulative, the sinking fund provisions, if any, for redemption or purchase of shares, the rights, if any, and the terms and conditions on which shares can be converted into or exchanged for shares of another class or series, and the voting rights, if any. As of the date hereof, there were no shares of Preferred Stock issued and outstanding.

   Any preferred shares issued will rank prior to the Common Stock as to dividends and as to distributions in the event of liquidation, dissolution or winding up of the Company. The ability of the Board of Directors to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers of holders of Common Stock.

                               Securities Warrants

General

    The Company may issue Securities Warrants for the Purchase of Common Stock, Preferred Stock or Debt Securities. Such warrants are referred to herein as Common Stock Warrants, Preferred Stock Warrants or Debt Warrants, as appropriate. Securities Warrants may be issued independently or together with any other Securities covered by the Registration Statement and offered by this Prospectus and any accompanying Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Securities Warrants will be issued under a separate agreement (each, a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company, as agent (each, a "Securities Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. Each issue of Securities Warrants will be evidenced by warrant certificates (the "Securities Warrant Certificates"). The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the definitive Securities Warrant Agreements and Securities Warrant Certificates will be filed with the Commission by means of a Current Report on Form 8-K in connection with the offering of such series of Securities Warrants.

   If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the currencies in which such Debt Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Debt Warrants; (iv) the designation and terms of any Securities with which such Debt Warrants are being offered and the number of such Debt Warrants being offered with each such Security; (v) the date on and after which such Debt Warrants and the related Securities will be transferable separately; (vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which the currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (viii) whether the Debt Warrant will be issued in registered or bearer form; (ix) certain federal income tax consequences; and (x) any other material terms of such Debt Warrants.

   In the case of Securities Warrants for the purchase of Preferred Stock or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, and in the case of Securities Warrants for Preferred Stock, the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Security; (iv) the date on and after which such Securities Warrants and the related Securities will be transferable separately; (v) the number of shares of Preferred Stock or shares of Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such number of shares of Preferred Stock of such series or shares of Common Stock may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date on which such right shall expire; (vii) certain federal income tax consequences; and (viii) any other material terms of such Securities Warrants.

   Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the appropriate Securities Warrant Agent or other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock or Common Stock, holders of such Preferred Stock Warrants or Common Stock Warrants will not have any rights of holders of the respective Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Securities Warrants

   Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Stock or shares of Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

   Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment, as provided in the applicable Prospectus Supplement, of the amount required to purchase the applicable Debt Securities, Preferred Stock or Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Upon receipt of such payment and the definitive Securities Warrant Certificates properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the applicable Debt Securities, Preferred Stock or Common Stock purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

Amendments and Supplements to Securities Warrant Agreements

   Each Securities Warrant Agreement may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

Common Stock Warrant Adjustments

      Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within the number of days, specified in the applicable Prospectus Supplement, after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Securities Warrant Agreement governing such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below). The terms of any such adjustment will be specified in the related Prospectus Supplement for such Common Stock Warrants.

No Rights as Stockholders

   Holders of Common Stock Warrants will not be entitled by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors of the Company of any other matter, or to exercise any rights whatsoever as stockholders of the Company.

Existing Securities Holders

   The Company may issue, as a dividend at no cost, such Securities Warrants to holders of record of the Company's Securities or any class thereof on the applicable record date. If Securities Warrants are so issued to existing holders of Securities, the applicable Prospectus Supplement will describe, in addition to the terms of the Securities Warrants and the Securities issuable upon exercise thereof, the provisions, if any, for a holder of such Securities Warrants who validly exercises all Securities Warrants issued to such holder to subscribe for unsubscribed Securities (issuable pursuant to unexercised Securities Warrants issued to other holders) to the extent such Securities Warrants have not been exercised.



                                 Debt Securities

General

   The Company may offer one or more series of its Debt Securities representing general, unsecured obligations of the Company. Any series of Debt Securities may either (1) rank prior to all subordinated indebtedness of the Company and pari passu with all other unsecured indebtedness of the Company outstanding on the date of the issuance of such Debt Securities ("Senior Debt Securities") or (2) be subordinated in light of payments to certain other obligations of the Company outstanding on the date of issuance ("Subordinated Debt Securities"). In this Prospectus, any indenture relating to Subordinated Debt Securities is referred to as a "Subordinated Indenture" and the term "Indenture" refers to Senior and Subordinated Indentures, collectively.

   The aggregate principal amount of Debt Securities which may be issued by the Company will be set from time to time by the Board of Directors. Further, the amount of Debt Securities which may be offered by this Prospectus will be subject to the aggregate initial offering price of Securities specified in the Registration Statement. Each Indenture will permit the issuance of an unlimited amount of Debt Securities thereunder from time to time in one or more series. Additional debt securities may be issued pursuant to another registration statement for issuance under any Indenture. Any offering of Debt Securities may be denominated in any currency composite designated by the Company.

   The following description of the Debt Securities which may be offered by the Company hereunder describes certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the Debt Securities and the extent to which the following general provisions may apply to such offering of Debt Securities will be described in the accompanying Prospectus Supplement relating to such offering of Debt Securities. The following descriptions of certain provisions of the Indentures do not purport to be complete and are qualified in their entirety by reference to the form of Senior Indenture or Subordinated Indenture, as appropriate. The definitive Indenture relating to each offering of Debt Securities will be filed with the Commission by means of a Current Report on Form 8-K in connection with the offering of such Debt Securities. All article and section references appearing herein are references to the articles and sections of the appropriate Indenture and, unless defined herein, all capitalized terms have the respective meanings specified in the appropriate Indenture.

   The Prospectus Supplement relating to any offering of Debt Securities will set forth the following terms and other information to the extent applicable with respect to the Debt Securities being offered thereby; (1) the designation, aggregate principal amount, authorized denominations and priority of such Debt Securities; (2) the price (expressed as a percentage of the aggregate principal amount of such Debt Securities) at which such Debt Securities will be issued;
(3) the currency or currency units for which the Debt Securities may be purchased and in which the principal of, and any interest on such Debt Securities may be payable; (4) the stated maturity of such Debt Securities or means by which a maturity date may be determined; (5) the rate at which such Debt Securities will bear interest or the method by which such rate of interest is to be calculated (which rate may be zero in the case of certain Debt Securities issued at a price representing a discount from the principal amount payable at maturity); (6) the periods during which such interest will accrue, the dates on which such interest will be payable (or the method by which such dates may be determined, including without limitation that such rate of interest may bear an inverse relationship to some index or standard) and the circumstances under which the Company may defer payment of interest; (7) redemption provisions, including any optional redemption, required repayment or mandatory sinking fund provisions; (8) any terms by which such Debt Securities may be convertible into shares of the Company's Common Stock, Preferred Stock or any other Securities of the Company, including a description of the Securities into which any such Debt Securities are convertible; (9) any terms by which the principal of such Debt Securities will be exchangeable for any other Securities of the Company; (10) whether such Debt Securities are issuable as definitive Fully-Registered Securities (as defined below) or Global Securities and, if Global Securities are to be issued, the terms thereof, including the manner in which interest thereon will be payable to the beneficial owners thereof and other book-entry procedures, any terms for exchange of such Global Securities into definitive Fully-Registered Securities (as defined below) and any provisions relating to the issuance of a temporary Global Security; (11) any additional restrictive covenants included for the benefit of the holders of such Debt Securities; (12) any additional events of default provided with respect to such Debt Securities; (13) the terms of any Securities being offered together with such Debt Securities, (14) whether such Debt Securities represent general, unsecured obligations of the Company and (15) any other material terms of such Debt Securities.

   If any of the Debt Securities are sold for foreign currency units, the restrictions, elections, tax consequences, specific terms, and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating to thereto.

Indenture Provisions

   The Debt Securities may be issued in definitive, fully registered form without coupons ("Fully Registered Securities"), or in a form registered as to principal only with coupons or in bearer form with coupons. Unless otherwise specified in the Prospectus Supplement, the Debt Securities will only be Fully Registered Securities. In addition, Debt Securities of a series may be issuable in the form of one or more Global Securities, which will be denominated in an amount equal to all or a portion of the aggregate principal amount of such Debt Securities.
See "Global Securities" below.

   One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

   Unless otherwise indicated in the related Prospectus Supplement for a series of Debt Securities, there are no provisions contained in the Indentures that would afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company.

   Global Securities. Any series of Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for Debt Securities in individually certificated form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee for the Depositary to the Depositary, or to a successor of the Depositary or a nominee of such successor.

   The specific terms of the Depositary arrangement with respect to any series of Debt Securities and the rights of, and limitations on, owners of beneficial interests in a Global Security representing all or a portion of a series of Debt Securities will be described in the Prospectus Supplement relating to such series.

   Modification of Indentures. Unless otherwise specified in the related Prospectus Supplement, each Indenture, the rights and obligations of the Company, and the rights of the Holders may be modified with respect to one or more series of Debt Securities issued under such Indenture with the consent of the Holders of not less than a majority in principal amount of the outstanding Debt Securities of each such series affected by the modification or amendment. No modification of the terms of payment of principal or interest, and no modification reducing the percentage required for modification, is effective against any Holder without his consent.

   Events of Default. Unless otherwise specified in the related Prospectus Supplement, each Indenture, will provide that the following are Events of Default with respect to any series of Debt Securities issued thereunder: (1) default in the payment of the principal of any Debt Security of such series when and as the same shall be due and payable; (2) default in making a sinking fund payment, if any, when and as the same shall be due and payable by the terms of the Debt Securities of such series; (3) default for 30 days in payment of any installment of interest on any Debt Securities of such series; (4) default for a specified number of days after notice in the performance of any other covenants in respect of the Debt Securities of such series contained in the Indenture; (5) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator, or trustee of the Company or its property; and (6) any other Event of Default provided in the applicable supplemental indenture under which such series of Debt Securities is issued. An Event of Default with respect to a particular series of Debt Securities issued under an Indenture will not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued under such Indenture. The trustee under an Indenture may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except in the payment of principal or interest) if it considers such withholding in the interests of such Holders.

   If an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, the appropriate trustee under the Indenture or the Holders of not less than 25% in the aggregate principal amount of the Debt Securities of such series may declare the principal, or in the case of discounted Debt Securities, such portion thereof as may be described in the Prospectus Supplement, of all the Debt Securities of such series to be due and payable immediately.

   Within four months after the close of each fiscal year, the Company will file with each trustee under the indentures a certificate, signed by specified officers, stating whether or not such officers have knowledge of any default, and, if so, specifying each such default and the nature thereof.

   Subject to provisions relating to its duties in case of default, a trustee under the Indentures shall be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request, order, or direction of any Holder, unless such Holders shall have offered to such trustee reasonable indemnity. Subject to such provisions for indemnification, the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the Debt Securities of such series.

   Payment and Transfer. Principal of, and premium and interest, if any, on, fully Registered Securities will be payable at the Place of Payment as specified in the applicable Prospectus Supplement, provided that payment of interest, if any, may be made, unless otherwise provided in the applicable Prospectus Supplement, by check mailed to the person in whose names such Debt Securities are registered at the close of business on the day or days specified in the Prospectus Supplement or transfer to an account maintained by the payee located inside the United States. The principal of, and premium and interest, if any, on, Debt Securities in other forms will be payable in the manner and at the place or places as designated by the Company and specified in the applicable Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, payment of interest may be made, in the case of Bearer Security by transfer to an account maintained by the payee with a bank outside the United States.

   Fully Registered Securities may be transferred or exchanged at the corporate trust office of the trustee or any other office or agency maintained by the Company for such purposes, subject to the limitations in the applicable Indenture, without the payment of any service charge except for any tax or governmental charge incidental thereto. Provisions with respect to the transfer and exchange of Debt Securities in other forms will be set forth in the applicable Prospectus Supplement.

   Defeasance. The Indentures provide that each will cease to be of further effect with respect to a certain series of Debt Securities (except for certain obligations to register the transfer or exchange of Securities) if (a) the Company delivers to the Trustee for the Securities of such series for cancellation of all Securities of all series and the coupons, if any, appertaining thereto, or (b) if the Company deposits into trust with the Trustee money or United States government obligations, that, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all of the principal of, and interest on, the Securities of such series on the dates such payments are due or redeemable in accordance with the terms of such Securities.

               Certain Charter and Virginia Law Provisions

   Unless the amendment effects an extraordinary transaction, the Articles of Incorporation of the Company may be amended with the approval of the holders of a majority of the outstanding shares of Common Stock, subject to the voting rights (if any) of any series of Preferred Stock that may be outstanding from time to time. Amendments that effect extraordinary transactions, which include mergers, share exchanges, a sale of substantially all the assets of the Company, the dissolution of the Company or the share ownership restrictions described below, require the approval of the holders of more than two-thirds of the outstanding shares of Common Stock (subject to any voting rights of any series of preferred stock outstanding).

   Special meetings of the shareholders of the Company may be called by a majority of the Board of Directors, a majority of the unaffiliated directors, the Chairman of the Board, the President or generally by shareholders holding at least 25% of the outstanding shares of Common Stock entitled to be voted at the meeting.

   Virginia law and the Articles of Incorporation of the Company provide that the directors and officers of the Company shall have no liability to the Company or its shareholders in certain actions brought by or on behalf of shareholders of the Company unless such officer or director has engaged in willful misconduct or violations of federal or state securities laws and certain other activities.

            Repurchase of Shares and Restrictions on Transfer

   Two of the requirements for qualification for the tax benefits accorded a REIT under the Internal Revenue Code of 1986, as amended ("the Code"), are that
(i) during the last half of each taxable year not more than 50% of the outstanding shares may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 days in each taxable year. Those requirements apply for all taxable years after the year in which a REIT elects REIT status.

   The Articles of Incorporation prohibit any person or group of persons from acquiring or holding, directly or indirectly, ownership of a number of shares of Common Stock in excess of 9.8% of the outstanding shares. Shares of Common Stock owned by a person or group of persons in excess of such amounts are referred to as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the Code, the constructive ownership provisions of Section 544 of the Code and Rule 13d-3 promulgated under the Exchange Act, and the term "group" is defined to have the same meaning as that term has for purposes of
Section 13(d)(3) of the Exchange Act. Accordingly, shares of Common Stock owned or deemed to be owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be Excess Shares.

   For purposes of determining whether a person holds Excess Shares, a person or group will be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of Common Stock attributed to such person or group under the constructive ownership provisions contained in Section 544 of the Code.

   The Articles of Incorporation provide that in the event any person acquires Excess Shares, each Excess Share may be redeemed at any time by the Company at the closing price of a share of Common Stock on the New York Stock Exchange on the last business day prior to the redemption date. From and after the date fixed for redemption of Excess Shares, such shares shall cease to be entitled to any distribution and other benefits, except only the right to payment of the redemption price for such shares.

   Under the Articles of Incorporation any acquisition of shares that would result in failure to qualify as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a shareholder is required to file with the Company an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under Treasury Regulation Section 1.857-9 under the Code and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of shares of Common Stock, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of shares already owned by the transferee and any related person.

   The Common Stock may not be purchased by nonresident aliens or foreign entities. In addition, the Common Stock may not be held by "disqualified organizations" within the meaning of Section 860E(e)(5) of the Code, which generally includes governmental entities and other tax-exempt persons not subject to the tax on unrelated business taxable income.

                          Transfer Agent and Registrar

   The transfer  agent and the registrar  for the  Company's  Common Stock
is  First  Union  National  Bank  of  North  Carolina,   Charlotte,  North
Carolina.

                              PLAN OF DISTRIBUTION

   The Company may sell Securities (1) through underwriters or dealers, (2) directly to one or more purchasers, or (3) through agents designated from time to time.

   The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Securities offered.

   If underwriters are used in the sale in a firm commitment underwriting, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities of the series offered by the Company's Prospectus Supplement if any of the Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   Only underwriters named in the Prospectus Supplement are deemed to be underwriting in connection with the Securities in respect of which such Prospectus Supplement and this Prospectus are delivered and any firms not named therein are not parties to the underwriting agreement in respect of such Securities and will have no direct or indirect participation in the underwriting thereof, although they may participate in the discussion of such Securities under circumstances where they may be entitled to a dealer's commission.

   Securities may also be sold directly by the Company or through agents designated by the Company from time to time. The Securities offered hereby may also be sold from time to time through agents for the Company by means of (i) ordinary broker's transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the Exchanges, in which such agents may attempt to sell Securities as agent but may purchase and resell all or a portion of the blocks as principal, (iii) "fixed price offerings" in accordance with the rules of the Exchanges, or (iv) a combination of any such methods of sale. In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. A Prospectus Supplement will set forth the terms of any such "fixed price offering," "exchange distributions" and "special offerings." If the agent purchases Securities as principal, it may sell such Securities by any of the methods described above. Any such agent involved in the offering and sale of Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth in the Prospectus Supplement. Unless otherwise indicated herein or in the Prospectus Supplement, any such agent is acting on a best-efforts basis for the period of its appointment.

   If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters, or dealers to solicit offers by certain institutional investors to purchase Securities providing for payment and delivery on a future date specified in the Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular Securities which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except
(1) the purchase by an institution of the particular Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (2) if the particular Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of such Securities less the principal amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

   Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and dealers may engage in transactions with, or perform services for, the Company in the ordinary course of business.

   If an agent or agents are utilized in the sale, such persons may be deemed to be "underwriters", and any documents, commissions or concessions received by them from the Company or any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from the Company will be described in the Prospectus Supplement.

                        FEDERAL INCOME TAX CONSIDERATIONS

Federal Income Taxation of Shareholders

   The following section is a general summary of certain federal income tax aspects of an investment in the Company that should be considered by prospective shareholders. The discussion in this section is based on existing provisions of the Code, existing and proposed Treasury regulations, existing court decisions, and existing rulings and other administrative interpretations. There can be no assurance that future Code provisions or other legal authorities will not alter significantly the tax consequences described below. No rulings have been obtained from the Internal Revenue Service concerning any of the matters discussed in this section.

   The Company and its qualified REIT subsidiaries (collectively "Resource REIT") believes it has complied, and intends to comply in the future, with the requirements for qualification as a REIT under the Code. The federal income tax provisions governing REITs and their shareholders are extremely complicated, and what follows is only a very brief and general summary of the most important considerations for shareholders. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF THE COMPANY.

General Considerations

   Resource REIT believes it has complied, and intends to comply in the future, with the requirements for qualification as a REIT under the Code. Venable, Baetjer and Howard, counsel to the Company, has given the Company its opinion to the effect that, as of the date hereof and based on the various representations made to it by the Company with respect to its income, assets, and activities since its inception, and subject to certain assumptions and qualifications stated in such opinion, (i) Resource REIT qualifies for treatment as a REIT under the Code and (ii) the organization and contemplated method of operation of Resource REIT are such as to enable it to continue so to qualify in subsequent years, provided the various operational requirements of REIT status are satisfied in those years. However, investors should be aware that opinions of counsel are not binding on the courts or the Internal Revenue Service. To the extent that Resource REIT qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on the amount of its income or gain that is distributed to shareholders. However, certain nonqualified REIT subsidiaries of the Company, which operate the Company's production operations and are included in the Company's consolidated GAAP financial statements, are not qualified REIT subsidiaries. Consequently, all of the nonqualified REIT subsidiarys' taxable income is subject to federal and state income taxes.

   The REIT rules generally require that a REIT invest primarily in real estate-related assets, its activities be passive rather than active, and it distribute annually to its shareholders a high percentage of its taxable income. The Company could be subject to a number of taxes if it failed to satisfy those rules or if it acquired certain types of income-producing real property through foreclosure. Although no complete assurances can be given, the Company does not expect that it will be subject to material amounts of such taxes.

   Resource REIT's failure to satisfy certain Code requirements could cause the Company to lose its status as a REIT. If Resource REIT failed to qualify as a REIT for any taxable year, it would be subject to federal income tax (including any applicable minimum tax) at regular corporate rates and would not receive deductions for dividends paid to shareholders. As a result, the amount of after-tax earnings available for distribution to shareholders would decrease substantially. While the Board of Directors intends to cause Resource REIT to operate in a manner that will enable it to qualify as a REIT in all future taxable years, there can be no certainty that such intention will be realized because, among other things, qualification hinges on the conduct of the business of Resource REIT.

Taxation of Distributions by the Company

   Assuming that Resource REIT maintains its status as a REIT, any distributions that are properly designated as "capital gain dividends" generally will be taxed to shareholders as long-term capital gains, regardless of how long a shareholder has owned his shares. Any other distributions out of Resource REIT current or accumulated earnings and profits will be dividends taxable as ordinary income. Shareholders will not be entitled to dividends-received deductions with respect to any dividends paid by Resource REIT. Distributions in excess of Resource REIT's current or accumulated earnings and profits will be treated as tax-free returns of capital, to the extent of the shareholder's basis in his shares of Common Stock, and as gain from the disposition of shares, to the extent they exceed such basis. Shareholders may not include on their own returns any of Resource REIT ordinary or capital losses. Distributions to shareholders attributable to "excess inclusion income" of Resource REIT will be characterized as excess inclusion income in the hands of the shareholders. Excess inclusion income can arise from Resource REIT's holdings of residual interests in real estate mortgage investment conduits and in certain other types of mortgage-backed security structures created after 1991. Excess inclusion income constitutes unrelated business taxable income ("UBTI") for tax-exempt entities (including employee benefit plans and individual retirement accounts), and it may not be offset by current deductions or net operating loss carryovers. In the unlikely event that the Company's excess inclusion income is greater than its taxable income, the Company's distribution would be based on the Company's excess inclusion income. In 1995 the Company's excess inclusion was approximately 31% of its taxable income. Although Resource REIT itself would be subject to a tax on any excess inclusion income that would be allocable to a "disqualified organization" holding its shares, Resource REIT's by-laws provide that disqualified organizations are ineligible to hold Resource REIT's shares.

   Dividends  paid by Resource REIT to  organizations  that generally are exempt from federal income tax under Section 501(a) of the Code should not be taxable to them as UBTI except to the extent that (i) purchase of Shares of Resource REIT was financed by "acquisition indebtedness," (ii) such dividends constitute excess inclusion income or (iii) with respect to the trusts owning more than 10% of the shares of Resource REIT, under certain circumstances a portion of such dividend is attributable to UBTI. Because an investment in Resource REIT may give rise to UBTI or trigger the filing of an income tax return that otherwise would not be required, tax-exempt organizations should give careful consideration to whether an investment in Resource REIT is prudent.

Taxation of Dispositions of Shares of the Common Stock

   In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received with respect to such shares. All or a portion of any loss realized upon a taxable disposition of Shares of Resource REIT may be disallowed if other Shares of Resource REIT are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

Backup Withholding

   Resource REIT generally is required to withhold and remit to the United States Treasury 31% of the dividends paid to any shareholder who (i) fails to furnish Resource REIT with a correct taxpayer identification number, (ii) has notified Resource REIT that a shareholder has underreported dividend or interest income to the Internal Revenue Service, or (iii) under certain circumstances, fails to certify to Resource REIT that he is not subject to backup withholding. An individual's taxpayer identification number is his social security number.

Debt Securities

   The Debt Securities will be taxable as indebtedness. Interest and original issue discount, if any, on a Debt Security will be treated as ordinary income to a holder. Any special tax considerations applicable to a Debt Security will be described in the related Prospectus Supplement.

Exercise of Securities Warrants

   Upon a holder's exercise of a Securities Warrant, the holder will, in general, (i) not recognize any income, gain or loss for federal income tax purposes, (ii) receive an initial tax basis in the Security received equal to the sum of the holder's tax basis in the exercised Securities Warrant and the exercise price paid for such Security and (iii) have a holding period for the Security received beginning on the date of exercise.

Sale or Expiration of Securities Warrants

   If a holder of a Securities Warrant sells or otherwise disposes of such Securities Warrant (other than by its exercise), the holder generally will recognize capital gain or loss (long term capital gain or loss if the holder's holding period for the Securities Warrant exceeds twelve months on the date of disposition; otherwise, short term capital gain or loss) equal to the difference between (i) the cash and fair market value of other property received and (ii) the holder's tax basis (on the date of disposition) in the Securities Warrant sold. Such a holder generally will recognize a capital loss upon the expiration of an unexercised Securities Warrant equal to the holder's tax basis in the Securities Warrant on the expiration date.

State and Local Tax Considerations

   State and local tax laws may not correspond to the federal income tax principles discussed in this section. Accordingly, prospective investors should consult their tax advisers concerning the state and local tax consequences of an investment in Resource REIT.

                                 LEGAL OPINIONS

   The validity of the Shares will be passed upon for the Company by Venable, Baetjer and Howard LLP, Baltimore, Maryland.

                                     EXPERTS

      The consolidated financial statements and schedules of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their reports included therein, and incorporated herein by reference. Such financial statements and schedules have been incorporated by reference herein in reliance upon the reports of that firm and upon the authority of that firm as experts in auditing and accounting.

- --------------------------------------------------------------------------
                                      II-5
- --------------------------------------------------------------------------
                                      II-1

                                     Part II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The estimated expenses, other than underwriting discounts and commissions, in connection with the offerings of Securities are:

Registration Fee.............................   $155,172
Legal Fees and Expenses......................
                                                *
Accounting Fees and Expenses.................
                                                *
Blue   Sky    Qualification    and   Expenses
including Counsel Fees.......................   *
New York Stock Exchange Listing Fee..........
                                                *
Printing and Engraving Expenses..............
                                                *
Transfer Agent and Registrar Fees............
                                                *
Miscellaneous................................
                                                *
                                                -------

          TOTAL
                                                $
                                                *
                                                =======
- ----------------
* To be supplied by amendment or incorporated by reference to periodic reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934.

Item 15.  Indemnification of Directors and Officers

   The Virginia Stock Corporation Act and the Company's Articles of Incorporation provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. The Company's Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses, and other amounts imposed on them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company also carries insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation eliminate the liability of a director or officer of the Company in a shareholder or derivative proceeding except in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws.

   The Underwriting Agreement filed as Exhibit 1.1 hereto contains certain provisions relating to the indemnification of the Company's directors, officers and control persons.

Item 16.  Exhibits

   *1.1  - Form of Underwriting Agreement

     4.1 - Form of Common Stock Certificate (incorporated herein by reference to Amendment No. 3 of the Company's Registration Statement on Form S-11 (No. 33-19261) dated February 10, 1988

     4.2 - Articles of Incorporation (incorporated herein by reference to the Company's Registration Statement on Form S-3 (No.
         33-53494), dated October 20, 1992)

   *4.3  - Specimen of Articles Supplementary relating to Preferred Stock

     4.4 - Form of Senior Indenture (incorporated herein by reference to Amendment No.1 of the Company's Registration Statement on Form S-3 (No. 33-50705), dated January 28, 1994)

     4.5 - Form of Subordinated Indenture (incorporated herein by reference to Amendment No.1 of the Company's Registration Statement on Form S-3 (No. 33-50705), dated January 28, 1994)

   *4.6  - Form of Common Stock Warrant Agreement

   *4.7  - Form of Preferred Stock Warrant Agreement

   *4.8  - Form of Debt Warrant Agreement


     5.1 - Opinion of Venable, Baetjer and Howard, LLP

   *8.1  - Tax Opinion of Venable, Baetjer and Howard, LLP

   12.1  - Ratio of Available Earnings to Fixed Charges

      23.1 -    Consent of KPMG Peat Marwick, LLP

      23.2 -    Consent of Venable, Baetjer and Howard, LLP (contained in
Exhibits 5.1 and 8.1)

      24.1 -    Power of Attorney relating to amendments (included in
signature pages)

  *25.1  -    Statement of Eligibility of Trustee on Form T-1 (to be
filed under separate cover)

* To be filed by amendment or incorporated by reference to periodic reports filed by the Company pursuant to Section 13 of the Securities Exchange Act of 1934.

Item 17.   Undertakings

   (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (d) The undersigned registrant hereby undertakes that:

      (1)For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, and the State of Virginia, on August 23, 1996.

                               RESOURCE MORTGAGE CAPITAL, INC.

                                 Thomas H.Potts
                               Thomas H. Potts, President
                               (Principal Executive Officer)

      Each person whose signature appears below does hereby make, constitute and appoint Thomas H. Potts and Lynn K. Geurin, and each of them, his/her true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his/her behalf, and in his/her capacity or capacities as stated below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the Registrant deems appropriate.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 23, 1996.

     Signature                      Capacity

/s/ Thomas H. Potts                 President and Director
Thomas H. Potts                     (Principal Executive Officer)

/s/ Lynn K. Geurin                  Executive Vice President,
Lynn K. Geurin                      (Principal Financial and
                               Accounting Officer)

/s/ J. Sidney Davenport, IV               Director
J. Sidney Davenport, IV

/s/ Richard C. Leone                Director
Richard C. Leone

/s/ Paul S. Reid                          Director
Paul S. Reid

/s/ Donald B. Vaden                 Director
Donald B. Vaden

                                  EXHIBIT INDEX


Exhibit                                      Sequentially
                                            Numbered Page
5.1       Opinion of Venable, Baetjer and Howard, LLP       1

12.1      Ratio of Available Earnings to Fixed              4
Charges............................

23.1      Consent of KPMG Peat Marwick, LLP....             5

                                               EX 5.1


           .....                          August 23, 1996


Resource Mortgage Capital, Inc.
4880 Cox Road
Glen Allen, Virginia   23060

      Re:  $450,000,000 Aggregate Offering price of
           Securities of Resource Mortgage Capital, Inc.

Ladies and Gentlemen:

           We are acting as counsel for Resource Mortgage Capital, Inc. (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus supplement"), by the Company of up to $450,000,000 aggregate offering price of
(i) one or more series of debt securities (the "Debt Securities"), (ii) one or more series of shares of preferred stock, no par value (the "Preferred Stock"),
(iii) shares of common stock, par value $.01 per share (the "Common Stock"),  or
(iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities. The Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to as the "Securities." Any Debt Securities and Preferred Stock may be convertible into shares of Common Stock,.

           The Debt Securities will be issued pursuant to Indentures (the "Indentures") between the Company and a financial institution ("Trustee") to be identified therein. The forms of the Indentures are included as exhibits to the Registration Statement. The Warrants will be issued under one or more warrant agreements to be filed as an exhibit to the Registration Statement at or prior to such time as the Prospectus Supplement relating to the Warrants to be offered is filed with the Commission (each, a "Warrant Agreement"). Each Warrant Agreement will be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

           In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

           In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have obtained and relied upon such certificates and assurances from public officials we have deemed necessary.

           Our opinion is limited to the federal laws of the United States and the laws of the State of Virginia, and we express no opinion with respect to the laws of any other jurisdiction.

           Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

           1....When  appropriate corporate action by the Company has been taken by the Company to authorize the Indentures, the Indentures, when duly executed and delivered by the Company, will be legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

           2....When  appropriate corporate action by the Company has been taken to authorize the Debt Securities and when the Debt Securities have been duly established by the applicable Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

           3....When  appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock, and when the Preferred Stock has been duly established in accordance with the terms of the Company's Articles of Incorporation, as amended, and applicable law, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and nonassessable.

           4....When  appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock will be validly issued, fully paid and nonassessable.

           5....When  appropriate corporate action has been taken by the Company to authorize the Warrant Agreements and the final terms thereof have been duly established, the Warrant Agreements, when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

           6....When  appropriate corporate action has been taken by the Company to authorize the Warrants and the Securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Warrants have been duly executed and delivered by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principals of equity, and whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

           To the extent that the obligations of the Company under the Indentures may be dependent upon such matters, we assume for purposes of this opinion that the Trustees thereunder are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; that the Trustees thereunder are duly qualified to engage in the activities contemplated by the applicable Indentures; that the Indentures have been duly authorized, executed and delivered by the respective Trustees and constitute the legally valid and binding obligations of the respective Trustees enforceable against the respective Trustees in accordance with their terms; that the Trustees are in compliance, generally with respect to acting as a trustee under the applicable Indentures, with all applicable laws and regulations; and that the Trustees have the requisite organizational and legal power and authority to perform their obligations under the respective Indentures.

           To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

           This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purposes, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


           .....                    Very truly yours,

                                    VENABLE, BAETJER and HOWARD LLP

                                               EX. 12.1


RATIO OF AVAILABLE EARNINGS TO FIXED CHARGES


                  Six
                  Months             Year Ended
                   Ended
                  June      1995   1994     1993   1992   1991
                    1996
Net income
before income    $38,588  $41,933 $49,680 $57,291   $45,217 $25,464
taxes

Fixed charges
(interest
expense, net of
non-recourse
interest           72,644  162,762 143,278 82,586    56,341 37,009
expense, other
CMO  expenses and
provision for
losses)
                  --------------------------------------------

Total Available  $111,226 $204,695 $192,958 $139,877 $101,588 $62,473
  Earnings          ============================================
  (as defined)

Ratio of Available
Earnings           1.53:1  1.26:1 1.35:1 1.69:1 1.80:1 1.69:1
to Fixed Charges
                  ============================================

                                               EX 23.1


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Resource Mortgage Capital, Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.


KPMG PEAT MARWICK LLP

Richmond, Virginia
August 23, 1996